                                                                     Exhibit 4.3


                       EAGLE FAMILY FOODS HOLDINGS, INC.

                             SUBSCRIPTION AGREEMENT

                                                          September 27, 1999

GE Private Placement Partners II,
a Limited Partnership
3003 Summer Street
Stamford, CT 06905
Attention:  Andreas Hildebrand

Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
17th Floor
New York, NY 10017
Attention:  Kewsong Lee

Gentlemen:

          This letter is being written for the purpose of setting forth the basic terms of the understandings between Eagle Family Foods Holdings, Inc., a Delaware corporation (the "Company"), and you in connection with the purchase by you and sale by the Company of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), warrants to purchase shares of Common Stock (the "Warrants") and shares of Series B Non-Voting Preferred Stock, par value $0.01 per share ("Series B Preferred Stock") as set forth below.

          If you are in agreement with the terms and conditions set forth herein, please sign the last page of one copy of this letter and return it to us, whereupon this letter shall represent a legally binding agreement between us and shall supersede any prior agreement between you and the Company or any third party as regards the sale and purchase of stock of the Company. Please keep the other copy of this letter for your files.

1.  AUTHORIZATION OF CAPITAL STOCK.  The Company has authorized the creation of
    ------------------------------
(i) 1,200,000 shares of Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The terms, limitations and relative rights and preferences of the Common Stock are set forth in the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"). The terms, limitations and relative rights and preferences of the Series B Preferred Stock are set forth in the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Non-Voting Preferred Stock of the Company (the "Certificate of Designation").

2.  PURCHASE AND SALE OF SECURITIES.
    -------------------------------
(a) Subject to the terms and conditions hereof, on the Closing Date, as defined herein, the Company shall issue to you and you shall purchase from the Company, the number of shares of Common Stock, Warrants to purchase the number of shares of Common Stock and shares of Series B Preferred Stock (collectively, the "Securities") set forth opposite your name on Schedule I hereto for the amount per share in cash set forth on Schedule I hereto (the "Purchase Price").

(b) Such issuance and purchase shall be effected by the Company executing and delivering to you duly executed certificates evidencing the shares of Common Stock and shares of Series B Preferred Stock (collectively, the "Shares") and duly executed warrants evidencing the Warrants to be subscribed by you, duly registered in your name against delivery by you to the Company of the amounts set forth opposite your name on Schedule I. Such payment shall be made by wire transfer.

(c) The closing of the sale shall take place on September 27, 1999 (the "Closing Date").

(d) On the Closing Date, the Company shall deliver to you such officers' certificates, good standing certificates and opinions as you shall reasonably request relating to the transactions contemplated hereby.

3.  RESTRICTIONS ON SECURITIES.  None of the Securities (including any
    --------------------------
securities received as a result of dividends, splits or any other forms of recapitalization in respect of such Securities) shall be Transferred (as hereinafter defined), either voluntarily or involuntarily, directly or indirectly, (i) except pursuant to an effective registration under the Securities Act (as hereinafter defined), or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder and (ii) in accordance with the terms of the Stockholders Agreement, dated as of January 23, 1998, as amended by Amendment No. 1 to the Stockholders Agreement, dated as of the date hereof, by and among the Company, each of you and the Management Investors (as defined therein) (as the same may be amended from time to time, the "Amended Stockholders Agreement").

4.  WARRANTIES AND REPRESENTATIONS OF THE COMPANY.  The Company represents and
    ---------------------------------------------
warrants that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Annexed hereto as Exhibits A and B, respectively, are true and complete copies of the Certificate of Incorporation (including the Certificate of Designation) and the Amended Bylaws as in effect on the date hereof.

(b) The Board of Directors of the Company (the "Board") has authorized the execution, delivery, and performance of this Agreement, and each of the transactions contemplated hereby. No other corporate action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board has authorized the issuance and delivery of the Securities in accordance with this Agreement.

(c) The Shares and Warrants to be issued and sold by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued by the Company, fully paid and nonassessable shares and fully paid and duly executed warrants, respectively, of the Company. Upon issuance in accordance with the terms of the Warrants, the shares of Common Stock issuable upon the exercise of the Warrants will be duly authorized, validly issued by the Company, fully paid and nonassessable shares of the Company.

(d) Except as has been obtained, the creation, authorization, issuance, offer and sale of the Securities do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or the vote, consent or approval in any manner of the holders of any security (as defined in Section 2(1) of the Securities Act) of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Securities. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder will not violate (i) the terms and conditions of the Certificate of Incorporation or the Amended Bylaws of the Company, or any agreement or instrument to which the Company is a party or by which it is bound or (ii) subject to the accuracy of your representations and warranties contained in Section 5 hereof, any federal or state law.

5.  INVESTOR REPRESENTATIONS.
    ------------------------
          You represent and warrant that:

(a)  Offering Exemption.  You understand that the Securities have not been
     ------------------
     registered under the Securities Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon your representations contained herein.

(b)  Knowledge of Offer.  You are familiar with the business and operations of
     ------------------
     the Company and have been given the opportunity to obtain from the Company all information that you have requested regarding its business plans and prospects.

(c)  Knowledge and Experience; Ability to Bear Economic Risks.  You have such
     --------------------------------------------------------
     knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the investment contemplated by this Agreement; and you are able to bear the economic risk of this investment in the Company (including a complete loss of this investment).

(d)  Limitations on Disposition.  You recognize that no public market exists for
     --------------------------
     the Securities, and none will exist in the future (other than as set forth in the Amended Registration Rights Agreement). You understand that you must bear the economic risk of this investment indefinitely unless your Securities are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Securities is qualified under applicable state securities laws or an exemption from such qualification is available, and that the Company has no obligation or present intention of so registering the Securities (other than as set forth in the Amended Registration Rights Agreement). You further understand that there is no assurance that any exemption from the

     Securities Act will be available, or, if available, that such exemption will allow you to Transfer any or all the Securities, in the amounts, or at the times you might propose. You understand at the present time Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission ("Rule 144") is not applicable to sales of the Securities because they are not registered under Section 12 of the Exchange Act (as hereinafter defined) and there is not publicly available the information concerning the Company specified in Rule 144. You further acknowledge that the Company is not presently under any obligation to register under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 and that it may never be required to do so. You further acknowledge the restrictions on disposition and other terms set forth in the Amended Stockholders Agreement.

(e)  Investment Purpose.  You are acquiring the Securities solely for your own
     ------------------
     account for investment and not with a view toward the resale, Transfer, or distribution thereof, nor with any present intention of distributing the Securities. No other Person (as hereinafter defined) has any right with respect to or interest in the Securities to be purchased by you, nor have you agreed to give any Person any such interest or right in the future.

(f)  Capacity.  You have full power and legal right to execute and deliver this
     --------
     Agreement and to perform your obligations hereunder.

6.  COVENANTS.
    ---------

(a)  Conduct of Business and Maintenance of Existence.  The Company will
     ------------------------------------------------
     continue to engage in business of the same general type as will be conducted by it on the Closing Date, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

(b)  Compliance with Laws.  The Company will comply in all material respects
     --------------------
     with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company.

(c)  Insurance.  The Company will maintain insurance with responsible and
     ---------
     reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

(d)  Keeping of Books.  The Company will keep proper books of record and
     ----------------
     account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles.

(e)  Lost, etc. Certificates Evidencing Shares or Warrants; Exchange.  Upon
     ---------------------------------------------------------------
     receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares or any Warrant owned by you, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate or Warrant, if mutilated, the Company will make and deliver in lieu of such certificate or Warrant a new certificate or Warrant of like tenor. Your agreement of indemnity shall constitute an indemnity satisfactory to the Company for purposes of this Section 6. Upon surrender of any certificate representing any Shares or Warrants for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates or Warrants in such denomination or denominations as may be requested for the same aggregate number of Shares or Warrants represented by the Security so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such Shares or Warrants to you (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 6.

(f)  Termination.  The provisions of this Section 6 (other than Section 6(e),
     -----------
     which shall survive) shall remain in effect until the closing of an Initial Public Offering (as defined in the Amended Stockholders Agreement).

7.  SECURITIES ACT RESTRICTIONS.  In addition to the legends required by Section
    ---------------------------
1(a) of the Amended Stockholders

Agreement, the certificates evidencing the Securities will bear the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:

          "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

8.  OTHER AGREEMENTS.  On the Closing Date, the Company and each of you shall
    ----------------
execute and mutually deliver a counterpart of the Amended Stockholders Agreement and the Amended Registration Rights Agreement.

9.  INTERPRETATION OF THIS AGREEMENT.
    --------------------------------

(a)  Terms Defined.  As used in this Agreement, the following terms have the
     -------------
     respective meaning set forth below:

          Exchange Act:  the Securities Exchange Act of 1934, as amended.
          ------------

          Person:  an individual, partnership, joint-stock company, corporation,
          ------
limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          Amended Registration Rights Agreement:  that certain Registration
          -------------------------------------
Rights Agreement, dated as of January 23, 1998, as amended by Amendment No. 1 to the Registration Rights Agreement, dated as of the date hereof, and as amended from time to time, by and among the Company, each of you, the Management Investors and the other Investors identified therein.

               Securities Act:  the Securities Act of 1933, as amended.
               --------------

               Transfer:  any sale, assignment, pledge, hypothecation, or other
               --------
disposition or encumbrance.

(b)  Directly or Indirectly.  Where any provision in this Agreement refers to
     ----------------------
     action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(c)  Governing Law.  This Agreement shall be governed by and construed in
     -------------
     accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

(d)  Section Headings.  The headings of the sections and subsections of this
     ----------------
     Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

10.  MISCELLANEOUS.
     -------------

(a)  Notices.  All Communications under this Agreement shall be in writing and
     -------
     shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

     (i) if to GE Private Placement Partners II, a Limited Partnership ("GEI"), at 3003 Summer Street, Stamford, CT 06905, Attention:
            Andreas T. Hildebrand (Fax No.: (203) 326-2495, or at such other address or facsimile number as GEI may have furnished the other parties hereto in writing;

     (ii) if to Warburg, Pincus Ventures, L.P. ("Warburg") at 466 Lexington Avenue, New York, New York 10017, Attention: Kewsong Lee (Fax No.:
            (212) 878-6162, or at such other address or facsimile number as Warburg may have furnished the other parties hereto in writing;

     (iii) if to the Company, to Eagle Family Foods Holdings, Inc., 220 White Plains Road, Tarrytown, New York 10591, Attention: Jonathan F. Rich, Esq. (Fax No.: (914) 631-3220), or at such other address or facsimile number as the Company may have furnished the other parties hereto in writing.

(b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery, if a business day, otherwise the first business day thereafter; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

(c)  Advances; Expenses and Taxes.  (i) The Company agrees to pay the reasonable
     ----------------------------
     fees and disbursements of Willkie Farr & Gallagher and such other counsel as shall have been engaged by you, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the Amended Stockholders Agreement, the Amended Registration Rights Agreement and the other instruments and agreements entered into pursuant to this Agreement or such other agreements, and any amendments to the same.

          (ii) The Company will pay, and save and hold each of you harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Securities.

(d)  Reproduction of Documents.  This Agreement and all documents relating
     -------------------------
     thereto, including, without limitation, (i) consents, waivers and modifications relating hereto which may hereafter be executed, (ii) documents received by you on the Closing Date (except for certificates evidencing the Shares themselves and the Warrants themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(e)  Survival.  All warranties, representations, and covenants made by you and
     --------
     the Company herein or in any certificate or other instrument delivered by one of you or the Company under this Agreement shall be considered to have been relied upon by the Company or you, as the case may be, and shall survive all deliveries to you of the Securities, or payment to the Company for such Securities, regardless of any investigation made by the Company or one of you, as the case may be, or on the Company's or your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

(f)  Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall
     ----------------------------------------------------
     inure to the benefit of and be binding upon the successors and assigns of each of the parties. Nothing in this Agreement shall confer upon any Person not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

(g)  Entire Agreement; Amendment and Waiver.  This Agreement, the Amended
     --------------------------------------
     Registration Rights Agreement, the Amended Stockholders Agreement and the Certificate of Incorporation constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and each of you.

(h)  Severability.  In the event that any part or parts of this Agreement shall
     ------------
     be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

(i)  Obligations Several.  Notwithstanding anything to the contrary contained in
     -------------------
     this Agreement, each of your representations and warranties, covenants and other agreements under this Agreement shall be several, but not joint.

(j)  Limitation on Enforcement of Remedies.  The Company hereby agrees that it
     -------------------------------------
     will not assert against the limited partners of either of you any claim it may have under this Agreement by reason of any failure or alleged failure by either of you to meet its obligations hereunder.

(k)  Counterparts.  This Agreement may be executed in one or more counterparts,
     ------------
     each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          Please indicate your acceptance and approval of the foregoing in the space provided below.

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

                            EAGLE FAMILY FOODS HOLDINGS, INC.


                            By:  /s/ John O'C. Nugent
                                 --------------------
                               Name:  John O'C. Nugent
                               Title: President and Chief
                                      Executive Officer

ACCEPTED AND APPROVED
AS OF THE 27th DAY OF
SEPTEMBER, 1999

GE INVESTMENT PRIVATE PLACEMENT
 PARTNERS II, A LIMITED PARTNERSHIP

By:  GE Investment Management
     Incorporated, its General
     Partner


By:  /s/ Donald W. Torey
    --------------------
   Name:  Donald W. Torey
   Title: Executive Vice President

WARBURG, PINCUS VENTURES, L.P.

By:  Warburg, Pincus & Co.,
   its General Partner

By:   /s/ Kewsong Lee
    -----------------
   Name:  Kewsong Lee
   Title: Managing Director

                                   SCHEDULE I

                            PURCHASES OF SECURITIES



                                                                    Price Per
                                              Number of              Share of                                            Price Per
                                              Shares of              Series B         Number of                           Share of
                                              Series B               Preferred        Shares of                         Common Stock
Name of Subscriber                          Preferred Stock            Stock         Common Stock      Warrants         and Warrants
------------------                          ---------------        ------------      ------------      --------         ------------

GE INVESTMENT PRIVATE                           49.5               $100,000.00          50,000          11,006.5           $1.00
 PLACEMENT PARTNERS II, A
 LIMITED PARTNERSHIP

WARBURG, PINCUS VENTURES, L.P.                  49.5               $100,000.00          50,000          11,006.5           $1.00
